UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, RenaissanceRe Holdings Ltd. (the “Company”) granted the following awards of performance-vested restricted stock (the “Restricted Stock”) to certain named executive officers pursuant to the Company’s 2010 Performance-Based Equity Incentive Plan (the “Plan”), which was approved by the Company’s shareholders on May 18, 2010:

Name	Shares of Restricted Stock
Neill A. Currie	203,506
Jeffrey D. Kelly	13,023
Kevin J. O’Donnell	18,574

In addition to these grants to our named executive officers, grants of Restricted Stock under the Plan were made to the following executive officers, totaling an additional 40,710 shares: Peter C. Durhager, Ian D. Branagan, Todd R. Fonner, and Stephen H. Weinstein. The Restricted Stock granted to the executive officers is subject to the terms and conditions of the Plan, a copy of which was included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2009, filed with the Commission on April 8, 2010, and (x) with respect to executives other than Mr. Currie, the form of performance-based restricted stock grant notice and agreement attached as Exhibit 10.1 to this report (the “Form of Executive Grant Agreement”), or (y) with respect to Mr. Currie, the performance-based restricted stock grant notice and agreement attached as Exhibit 10.2 to this report (the “Currie Grant Agreement”), each of which is described separately below. The descriptions of the Form of Executive Grant Agreement and the Currie Grant Agreement contained herein are qualified by reference to the actual agreements filed herewith.

Restricted Stock Awards to Executive Officers other than Mr. Currie

Each executive officer’s Restricted Stock award will vest in three vesting tranches, each consisting of one third of the total number of shares granted to such executive officer, subject to the satisfaction of both performance- and service-based vesting conditions. With respect to each vesting tranche, the actual number of shares that will satisfy the performance-based vesting condition is a function of the Company’s total shareholder return relative to the total shareholder return of the Company’s peers (as set forth in the Form of Executive Grant Agreement) for a given performance period. The performance periods for the first, second, and third vesting tranches will be calendar years 2010, 2011, and 2012, respectively. The service-based vesting condition will be satisfied with respect to the first and second vesting tranches on December 31, 2011, and with respect to the third vesting tranche on December 31, 2012. Executive officers will have the rights and privileges of a shareholder with respect to their shares of Restricted Stock, and dividends declared with respect to shares of Restricted Stock will be held by the Company for the executive officer’s account and made subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate.

Restricted Stock Awards to Mr. Currie

The grant of Restricted Stock to Mr. Currie was made in accordance with the terms of his February 19, 2009, employment agreement, as amended on January 8, 2010, pursuant to which Mr. Currie became entitled to receive a special retention equity award. The Currie Grant Agreement contains terms that are substantially similar to those contained in the Form of Executive Grant Agreement, except that Mr. Currie’s Restricted Stock will vest in four vesting tranches. The performance periods for the first, second, third, and fourth vesting tranches will be calendar years 2010, 2011, 2012, and 2013, respectively. The service-based vesting condition will be satisfied with respect to the first and second vesting tranches on December 31, 2011, and with respect to the third and fourth vesting tranches on December 31, 2013.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
10.1	Form of Performance-Based Restricted Stock Grant Notice and Agreement for Executive Officers (other than Mr. Currie)
10.2	Performance-Based Restricted Stock Grant Notice and Agreement with Neill A. Currie

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: June 11, 2010
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel, & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Form of Performance-Based Restricted Stock Grant Notice and Agreement for Executive Officers (other than Mr. Currie)
10.2	Performance-Based Restricted Stock Grant Notice and Agreement with Mr. Currie